UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 25, 2012

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

50 Briar Hollow Lane, Suite 500W
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The text set forth below in Item 2.01 (Completion of Acquisition or Disposition of Assets) is incorporated into this Item by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 25, 2012, Colorado Grande Enterprises, Inc. (“CGE”), a wholly-owned subsidiary of Nevada Gold & Casinos, Inc. (the “Company”), completed the sale of assets of the Colorado Grande Casino in Cripple Creek, Colorado, to G Investments, LLC (“GI”) pursuant to an Asset Purchase Agreement dated November 23, 2011, as amended. CGE has previously entered with GI into a First Amendment to Asset Purchase Agreement dated April 11, 2012 (the “Amendment”) pursuant to which the total purchase price was reduced to $3,125,000. The $75,000 adjustment in the purchase price was reflected in the reduction of the principal amount of a promissory note issued by GI to CGE at the closing of the transaction. The above description of the material terms of the Amendment is qualified in its entirety by reference to the full and complete terms contained in the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

The proceeds from the sale of the Colorado Grande Casino will be used to pay down the Company's debt.

Item 8.01.	Other Information

On May 29, 2012, the Company issued a press release announcing the closing of the sale of the Colorado Grande Casino. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1	First Amendment to Asset Purchase Agreement between Colorado Grande Enterprises, Inc., as seller, and G Investments, LLC, as purchaser.
99.1	Press Release dated May 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: May 29, 2012	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit

10.1	First Amendment to Asset Purchase Agreement between Colorado Grande Enterprises, Inc., as seller, and G Investments, LLC, as purchaser.
99.1	Press Release dated May 29, 2012.